Exhibit 99.1

60 Degrees Pharmaceuticals, Inc. Announces Private Placement Priced At-the-Market Under Nasdaq Rules

WASHINGTON, July 30, 2026 (GLOBE NEWSWIRE) -- 60 Degrees Pharmaceuticals, Inc. (NASDAQ: SXTP, SXTPW) (“60 Degrees” or the “Company”), a pharmaceutical company that develops and commercializes new medicines for vector-borne disease, today announced that it has entered into definitive agreements for the issuance and sale of an aggregate of 574,713 shares of its common stock (or pre-funded warrants in lieu thereof), series A warrants to purchase up to 574,713 shares of common stock and short-term series B warrants to purchase up to 574,713 shares of common stock at a purchase price of $1.74 per share (or per pre-funded warrant in lieu thereof) and accompanying warrants in a private placement priced at-the-market under Nasdaq rules. The series A warrants and short-term series B warrants will have an exercise price of $1.49 per share and will be exercisable upon issuance. The series A warrants will expire five years from the effective date of the Resale Registration Statement (as defined below) and the short-term series B warrants will expire twenty-four months from the effective date of the Resale Registration Statement. The closing of the offering is expected to occur on or about July 31, 2026, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.

The gross proceeds to 60 Degrees from the offering are expected to be approximately $1.0 million, before deducting the placement agent’s fees and other offering expenses payable by 60 Degrees, and excluding the proceeds, if any, from the exercise of the warrants. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities described above, including the shares of common stock underlying the warrants, may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement, the Company has agreed to file a resale registration statement covering the securities described above (the “Resale Registration Statement”).

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About 60 Degrees Pharmaceuticals, Inc.

60 Degrees Pharmaceuticals, Inc., founded in 2010, specializes in developing and commercializing new medicines for the treatment and prevention of vector-borne disease. The Company achieved U.S. Food and Drug Administration approval of its lead product, ARAKODA® (tafenoquine), for malaria prevention, in 2018. ARAKODA is commercially available in the U.S. and Australia. 60 Degrees Pharmaceuticals, Inc. also collaborates with prominent research and academic organizations in the U.S. and Australia. 60 Degrees Pharmaceuticals, Inc. is headquartered in Washington, D.C., with a subsidiary in Australia. Learn more at www.60degreespharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events, which include, among others, statements related to the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the intended use of proceeds from the private placement. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: there is substantial doubt as to our ability to continue on a going-concern basis; we might not be eligible for Australian government research and development tax rebates; if we are not able to successfully develop, obtain FDA approval for, and provide for the commercialization of non-malaria prevention indications for tafenoquine (ARAKODA® or other regimen) or castanospermine in a timely manner, we may not be able to expand our business operations; we may not be able to successfully conduct planned clinical trials or patient recruitment in our trials might be slow or negligible; and we have no manufacturing capacity which puts us at risk of lengthy and costly delays in bringing our products to market, and general market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026, and our subsequent SEC filings. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Media Contact:
Kristen Landon
kristenlandon@60degreespharma.com

Investor Contact:
Patrick Gaynes
patrickgaynes@60degreespharma.com